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Exhibit 99.3

CURAGEN CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share data)
(unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$56,738	$19,103
Short-term investments	6,016	30,332
Marketable securities	13,286	38,229

Cash and investments	76,040	87,664
Income taxes receivable	122	283
Other current assets	446	211

Total current assets	76,608	88,158

Property and equipment, net	58	102
Other assets, net	200	286

Total assets	$76,866	$88,546

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$189	$239
Accrued expenses	1,947	1,610
Accrued payroll and related items	400	660
Interest payable	180	253
Other current liabilities	139	1,352

Total current liabilities	2,855	4,114

Convertible subordinated debt	14,142	18,967

Commitments and contingencies
Stockholders' equity:
Common Stock; $.01 par value, issued and outstanding 57,205,231 shares at June 30, 2009, and 57,118,186 shares at December 31, 2008	572	571
Additional paid-in capital	527,982	527,294
Accumulated other comprehensive income	305	393
Accumulated deficit	(468,990)	(462,793)

Total stockholders' equity	59,869	65,465

Total liabilities and stockholders' equity	$76,866	$88,546

See accompanying notes to condensed financial statements

CURAGEN CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Collaboration revenue	$—	$1,152	$—	$1,174

Operating expenses:
Research and development	1,815	3,635	3,497	9,006
General and administrative	2,925	1,443	4,830	3,159

Total operating expenses	4,740	5,078	8,327	12,165

Gain on sale of intangible asset	—	36,397	—	36,397

(Loss) income from operations	(4,740)	32,471	(8,327)	25,406
Interest income, net	224	824	679	1,899
Interest expense	(159)	(451)	(334)	(1,248)
Realized (loss) gain on sale of available-for-sale investments, net	(1)	(165)	83	(169)
Gain on extinguishment of debt	—	6,991	962	6,991

(Loss) income before income taxes	(4,676)	39,670	(6,937)	32,879
Income tax benefit (provision)	16	(412)	740	(394)

Net (loss) income	$(4,660)	$39,258	$(6,197)	$32,485

Basic (loss) income per share	$(0.08)	$0.68	$(0.11)	$0.56
Diluted (loss) income per share	$(0.08)	$0.64	$(0.11)	$0.53
Weighted average number of shares used in computing:
Basic (loss) income per share	57,051	56,736	57,027	56,629

Diluted (loss) income per share	57,051	61,148	57,027	62,443

See accompanying notes to condensed financial statements

CURAGEN CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net (loss) income	$(6,197)	$32,485
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Deferred revenue	—	(1,174)
Depreciation and amortization	76	290
Stock-based compensation	666	1,102
Stock-based 401(k) plan employer match	16	122
Non-cash interest income	(82)	60
Non-cash interest income—Restricted cash	—	(206)
Realized (gain) loss on available for sale investments	(83)	169
Gain on extinguishment of debt	(962)	(6,991)
Gain on sale of intangible asset	—	(36,397)
Changes in assets and liabilities:
Accrued interest receivable	296	275
Other current assets	(74)	1,832
Other assets	—	(51)
Accounts payable	(50)	(50)
Accrued expenses	336	91
Accrued payroll and related items	(259)	(1,034)
Interest payable	(73)	(795)
Other current liabilities	(1,213)	(2,833)

Net cash used in operating activities	(7,603)	(13,105)

Cash flows from investing activities:
Proceeds from sale of fixed assets	2	80
Purchases of short-term investments	—	(9,430)
Proceeds from sales of short-term investments	3,250	6,896
Proceeds from maturities of short-term investments	21,000	7,000
Purchases of marketable securities	(2,030)	—
Proceeds from sales of marketable securities	14,316	15,467
Proceeds from maturities of marketable securities	12,505	14,800
Net proceeds from sale of intangible asset	—	24,583

Net cash provided by investing activities	49,043	59,396

Cash flows from financing activities:
Proceeds from exercise of stock options	7	—
Payment for extinguishment of debt	(3,812)	(43,247)

Net cash used in financing activities	(3,805)	(43,247)

Net increase in cash and cash equivalents	37,635	3,044
Cash and cash equivalents, beginning of period	19,103	16,730

Cash and cash equivalents, end of period	$56,738	$19,774

Supplemental cash flow information:
Interest paid	$372	$1,896

Income tax benefit payments received	$214	$247

Supplemental schedule of noncash investing transactions:
Fair value of marketable security acquired	$—	$11,814

See accompanying notes to condensed financial statements

 CURAGEN CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

1.     Basis of Presentation and Business Overview

        On May 29, 2009, the Company announced that it entered into an Agreement and Plan of Merger dated as of May 28, 2009 (the "Merger Agreement") by and among Celldex Therapeutics, Inc. ("Celldex"), CuraGen Corporation ("CuraGen"), and Cottrell Merger Sub, Inc., a wholly-owned subsidiary of Celldex (the "Merger Sub"). The Merger Agreement has been approved by the Boards of Directors of Celldex and CuraGen and is subject to customary closing conditions, including stockholder approvals. The transaction is expected to be completed in the third quarter of 2009. Please refer to Note 8 for a more detailed description of the proposed merger and the Merger Agreement.

        The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of our management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring accruals, necessary to present fairly our financial position, results of operations and cash flows. Interim results are not necessarily indicative of the results that may be expected for the entire year.

        CuraGen has evaluated all subsequent events through August 5, 2009, the date of filing of this Form 10-Q.

        The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008. All dollar amounts herein are shown in thousands, except par value and per share data.

2.     Stock-Based Compensation

        During the three and six months ended June 30, 2009 and 2008, the Company recognized compensation expense in total operating expenses on the condensed statements of operations with respect to employee stock options and restricted stock grants as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Compensation expense with respect to employee stock options	$195	$279	$461	$554
Compensation expense with respect to restricted stock grants	$71	$207	$204	$554

        The fair value of options granted during the three months ended June 30, 2009 and 2008 were estimated as of the grant date using the Black-Scholes option valuation model with the following assumptions:

	Three Months Ended June 30,
	2009	2008
Expected stock price volatility	72%	68%
Risk-free interest rate	2.84%	4.14%
Expected option term in years	6.25	6.25
Expected dividend yield	0%	0%

        The approximate weighted-average grant date fair values using the Black-Scholes option valuation model of all stock options granted during the three and six months ended June 30, 2009 and 2008 were as follows:

Three Months Ended June 30,
2009	2008
$0.66	$0.72

Six Months Ended June 30,
2009	2008
$0.44	$0.47

        The 2007 Stock Incentive Plan ("2007 Stock Plan") was approved by the Company's stockholders as of May 2, 2007. The 2007 Stock Plan provides for the issuance of stock options and stock grants to employees, directors and consultants of CuraGen. A total of 3,000,000 shares of common stock were originally reserved for issuance under the 2007 Stock Plan. In May 2008, upon approval of the Company's stockholders, the amount reserved under the 2007 stock plan was increased to 6,000,000.

        A summary of the stock option activity under the 2007 Stock Plan, as of June 30, 2009, and changes during the three months ended June 30, 2009, are as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding April 1, 2009	3,639,465	$0.86	9.17	$636
Granted	4,167	1.00	—	2
Exercised	(10,000)	0.69	—	7
Outstanding June 30, 2009	3,633,632	0.86	8.94	2,254

Exercisable June 30, 2009	1,055,340	1.06	8.47	529

        The total intrinsic value of stock options exercised under the 2007 Stock Plan during the three months ended June 30, 2009 was $7. There were no options exercised under the 2007 Stock Plan during the three months ended June 30, 2008.

        A summary of the stock option activity under the 1997 Employee, Director and Consultant Stock Plan ("1997 Stock Plan") as of June 30, 2009, and changes during the three months ended June 30, 2009, are as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding April 1, 2009	1,523,348	$5.68	5.12	—
Canceled or lapsed	(67,919)	3.85	—	—
Outstanding June 30, 2009	1,455,429	5.77	5.10	—

Exercisable June 30, 2009	1,311,388	5.96	4.98	—

        There were no options exercised under the 1997 Stock Plan during the three months ended June 30, 2009 and 2008.

        In accordance with the terms of the Merger Agreement with Celldex (see Note 8), all unvested options under the 1997 Stock Plan will immediately vest and become fully exercisable for a specified period of time prior to the consummation of the merger, and will terminate if they are not exercised during that period. The acceleration of all unvested options under the 1997 Stock Plan is subject to approval by the CuraGen Compensation Committee. As of June 30, 2009, total unrecognized compensation expense related to unvested stock option grants under the 1997 Stock Plan is $250. All options under the 2007 Stock Plan will be assumed by Celldex pursuant to the merger, as further discussed in Note 8 below.

        As of June 30, 2009 there was $1,368 of total unrecognized compensation expense related to unvested stock option grants under the 1997 Stock Plan and 2007 Stock Plan, and this expense is expected to be recognized over a weighted-average period of 1.35 years. However, this weighted-average period could be accelerated pursuant to the discussion above regarding the immediate vesting and specified exercise period for unvested options under the 1997 Stock Plan.

        A summary of all restricted stock activity under the 2007 Stock Plan as of June 30, 2009, and changes during the three months ended June 30, 2009, are as follows:

	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding April 1, 2009	75,000	$1.17
Restrictions lapsed	(37,500)	1.66

Outstanding June 30, 2009	37,500	0.68

        The total intrinsic value of restricted shares vested under the 2007 Stock Plan during the three months ended June 30, 2009 and 2008 was $54 and $36, respectively.

        There was no restricted stock activity under the 1997 Stock Plan during the three months ended June 30, 2009. As of June 30, 2009, there were 75,000 restricted shares outstanding under the 1997 Stock Plan.

3.     (Loss) Income Per Share

        The Company adopted FASB Staff Position ("FSP") FSP-EITF No. 03-6-1 on January 1, 2009. The adoption of FSP-EITF No. 03-6-1 impacted the determination and reporting of earnings per share by requiring the inclusion of restricted stock, which has the right to share in dividends, if declared, equally with common shareholders as participating securities. During periods of net income, participating securities are allocated a proportional share of net income determined by dividing total weighted average participating securities by the sum of total weighted average common shares and participating securities ("the two-class method"). During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company. Including these shares in the Company's earnings per share calculation during periods of net income has the effect of diluting both basic and diluted earnings per share. In accordance with FSP-EITF No. 03-6-1, prior period basic and diluted shares outstanding, as well as per share amounts presented below, have been adjusted retroactively.

        For the three and six months ended June 30, 2008, potentially dilutive securities representing 1,449,400 shares of common stock related to unvested stock options were excluded from the computation of diluted earnings per share because their effect would have been antidilutive. Due to the net loss for the period ended June 30, 2009, anti-dilutive potential common shares, consisting of convertible subordinated debt and outstanding stock options, were 6,549,122 as of June 30, 2009.

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Basic:
Numerator:
Net (loss) income	$(4,660)	$39,258	$(6,197)	$32,485
Net income associated with participating securities	—	550	—	586

Basic net (loss) income	$(4,660)	$38,708	$(6,197)	$31,899

Denominator:
Weighted average common shares	57,051,427	56,735,950	57,026,680	56,628,688

Net (loss) income per share—basic	$(0.08)	$0.68	$(0.11)	$0.56

Diluted:
Numerator:
Net (loss) income	$(4,660)	$39,258	$(6,197)	$32,485
Interest expense	—	437	—	1,222
Net income associated with participating securities	—	(517)	—	(552)

Net (loss) income	$(4,660)	$39,178	$(6,197)	$33,155

Denominator:
Weighted average common shares	57,051,427	56,735,950	57,026,680	56,628,688
Weighted average effect of dilutive securities:
Convertible subordinated notes	—	4,411,679	—	5,813,663

Diluted weighted average common shares	57,051,427	61,147,629	57,026,680	62,442,351

Net (loss) income per share—diluted	$(0.08)	$0.64	$(0.11)	$0.53

4.     Restructuring Charge

        During 2008, in connection with a reduction in work force of eight employees in December 2008, the Company recorded a restructuring charge of $529 which consisted of employee separation costs, payable in cash during the first half of 2009. The reserve had been classified within other current liabilities as of December 31, 2008.

        The following table sets forth the cash payments and the balance of the restructuring reserve as of and for the six months ended June 30, 2009:

Reserve at December 31, 2008	Cash Payments in 2009	Change in Reserve 2009	Reserve at June 30, 2009
$523	$510	$13	$—

5.     Investments

        The following tables show the amortized cost, gross unrealized gains and losses and estimated fair value for available-for-sale securities as of December 31, 2008 and June 30, 2009 based on published closing prices by major security type (in thousands).

	December 31, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Agency bonds	$26,951	$239	$—	$27,190
Agency mortgage backed securities	8,252	163	—	8,415
Corporate and municipal bonds	11,921	81	166	11,836
US Treasury notes	9,076	71	—	9,147
Commercial paper and certificates of deposit	4,007	5	—	4,012
Asset backed securities	7,961	—	—	7,961

Total	$68,168	$559	$166	$68,561

	June 30, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Agency bonds	$10,022	$76	$—	$10,098
Agency mortgage backed securities	6,933	240	—	7,173
Corporate bond	2,042	—	11	2,031

Total	$18,997	$316	$11	$19,302

        The accumulated balance of other comprehensive income is disclosed as a separate component of stockholders' equity and consists of unrealized gains and losses on short-term investments and marketable securities. Total comprehensive loss is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (loss) income	$(4,660)	$39,258	$(6,197)	$32,485

Other comprehensive loss:
Unrealized (losses) gains on securities:
Unrealized (losses) gains arising during period	(54)	(93)	(171)	342
Reclassification adjustment for (losses) gains included in net (loss) income	(1)	(165)	83	(169)

Net unrealized (loss) gain on securities	(55)	(258)	(88)	173

Total comprehensive (loss) income	$(4,715)	$39,000	$(6,285)	$32,658

        The Company reviews its investment portfolio on a regular basis to determine if there is an impairment that is other than temporary. As of June 30, 2009 there was one security with an unrealized loss of $11 which was deemed to be temporary. All other securities had unrealized gains. During the first quarter of 2009, the Company sold all of the asset-backed securities and corporate and municipal bonds in its investment portfolio.

        All of the securities in the Company's investment portfolio are priced by the Company's investment manager. On a quarterly basis, the Company obtains a second price for each security to compare to the price obtained from the Company's investment manager. As of June 30, 2009, there were no material variances in the prices obtained from these two sources and as such the Company has used the pricing provided by the Company's investment manager.

        On January 1, 2008, the Company adopted Statement of Financial Accounting Standards 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, provides a consistent framework for measuring fair value under Generally Accepted Accounting Principles and expands fair value financial statement disclosure requirements. The valuation techniques defined in SFAS 157 are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. SFAS 157 classifies these inputs into the following hierarchy:

        Level 1 Inputs—Quoted prices for identical instruments in active markets.

        Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

        Level 3 Inputs—Instruments with primarily unobservable value drivers.

        The following table represents the fair value hierarchy for those financial assets measured at fair value on a recurring basis as of June 30, 2009.

Fair Value Measurements on a Recurring Basis as of June 30, 2009
Assets	Level I	Level II	Level III	Total
Cash equivalents	$56,238	$—	$—	$56,238
Short-term investments	—	6,016	—	6,016
Marketable securities	—	13,286	—	13,286

Total Investments	$56,238	$19,302	$—	$75,540

        Level I securities in the Company's portfolio consist primarily of Money Market accounts. Level II securities in the Company's portfolio primarily consist of Federal government agency sponsored securities.

6.     Extinguishment of Debt

        During February 2009, the Company repurchased $4,825 of its 4% convertible subordinated debentures due February 2011, for total consideration of $3,812, plus accrued interest of $90 at the date of repurchase. As a result of the transaction, in the first quarter of 2009 the Company recorded a gain of $962 which is net of the write-off of the ratable portion of unamortized deferred financing costs relating to the repurchased debt.

        As of June 30, 2009, the market value of the Company's $14,142 4% convertible subordinated notes due 2011, based on quoted market prices, was approximately $11,400.

        In July 2009, the Company repurchased $1,639 of its 4% convertible subordinated debentures due February 2011, for total consideration of $1,393, plus accrued interest of $29 at the date of repurchase. As a result of the transactions, in the third quarter of 2009 the Company will record a gain of $232 which is net of the write-off of the ratable portion of unamortized deferred financing costs relating to the repurchased debt.

7.     Recently Enacted Pronouncements

        In February 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position 157-2, "Effective Date of FASB Statement 157" ("FSP FAS 157-2"). FSP FAS 157-2 deferred the effective date of FAS 157 for non-financial assets and liabilities that are not on a recurring basis recognized or disclosed at fair value in the financial statements, to fiscal years and interim periods beginning after November 15, 2008. The Company adopted FSP FAS 157-2 on January 1, 2009 and the adoption did not have any impact on its financial statements.

        In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments," ("FSP FAS 107-1 and APB28-1") which amends FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, "Interim Financial Reporting," to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of FSP FAS 107-1 and APB 28-1 did not have a material impact on the Company's financial statements.

        In April 2009, the FASB issued FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly," ("FSP FAS 157-4") which provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, "Fair Value Measurements," when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP shall be effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The adoption of FSP FAS 157-4 did not have a material impact on the Company's financial statements.

        In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments" ("FSP FAS 115-2 and FAS 124-2") which amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FSP shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009 is not permitted. The adoption of FSP FAS 115-2 and FAS 124-2 did not have a material impact on the Company's financial statements.

        In May 2009, the FASB issued Statement No. 165, "Subsequent Events" ("SFAS 165") which provides guidance on management's assessment of subsequent events. SFAS 165 clarifies that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date "through the date that the financial statements are issued or are available to be issued." Management must perform its assessment for both interim and annual financial reporting periods. SFAS 165 is effective prospectively for interim or annual financial periods ending after June 15, 2009. See Note 1 for disclosure related to the Company's evaluation of subsequent events.

        In June 2009, the FASB issued Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162" ("SFAS 168") which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting prinicples ("GAAP") in the United States (the GAAP hierarchy). The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. SFAS 168 shall be effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to have a material impact on the Company's financial statements.

8.     Merger Agreement with Celldex

        Under the terms of the Merger Agreement, each share of CuraGen Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), including shares of restricted stock, shall be converted into the right to receive a number of shares of Celldex's common stock, par value $0.01 ("Celldex Common Stock"), calculated pursuant to an exchange ratio described in the Merger Agreement (the "Exchange Ratio"). The aggregate purchase price payable in the Merger, which is initially set at $94,500, is subject to adjustment based, in part, on CuraGen's net cash position as of the Closing. The purchase price will be adjusted upward if CuraGen's Cash at Closing Amount (as defined in the Merger Agreement) exceeds $54,500 by $1.30 for each $1.00 of excess until the aggregate purchase price reaches $97,500, and thereafter by $1.00 for each $1.00 of excess up to a maximum aggregate purchase price of $100,000. The purchase price will be adjusted downward if CuraGen's Cash at Closing Amount is less than $54,500 by $1.00 for each $1.00 of the shortfall. Due primarily to the agreement in principle to settle the Capps and Smith actions (see Note 9) and the monthly defense costs of litigating these actions, CuraGen currently expects that its Cash at Closing Amount will be between $53,500 and $54,000, resulting in an aggregate purchase price of between $93,500 and $94,000. However, the actual Cash at Closing Amount may be lower or higher due to a number of factors.

        Notwithstanding the foregoing, the aggregate number of shares of Celldex Common Stock issuable pursuant to the Merger (including shares issuable upon exercise of CuraGen options with an exercise price of $1.67 per share or less assumed by Celldex in the Merger) shall in no event exceed 58.0% or fall beneath 32.5% of the sum of total number of shares of Celldex Common Stock outstanding immediately after the Effective Time (which number includes the shares of CuraGen Common Stock outstanding immediately prior to the Effective Time that are converted into shares of Celldex common stock in the Merger) plus the maximum number of shares of Celldex Common Stock issuable upon exercise of CuraGen options with an exercise price of $1.67 or less assumed by Celldex in the Merger).

        Under the terms of the Merger Agreement, Celldex shall, at the Effective Time, assume all CuraGen stock options that were issued under CuraGen's 2007 Stock Plan. These options will be converted into options to acquire a number of shares of Celldex Common Stock determined by multiplying the number of shares of CuraGen Common Stock subject to such options immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share determined by dividing the exercise price per share of CuraGen Common Stock at which such options were exercisable immediately prior to the Effective Time by the Exchange Ratio. Celldex shall not assume any of CuraGen's stock options that were issued under CuraGen's 1997 Stock Plan, which stock options will, to the extent not yet vested, fully vest and be exercisable for a specified period of time prior to the Effective Time, and will terminate and be of no further force and effect upon consummation of the Merger if not exercised prior to that time.

        Further, the Merger Agreement provides for Celldex to assume CuraGen's obligations in respect of CuraGen's 4.0% Convertible Subordinated Notes due February 15, 2011 through execution and delivery of a supplemental indenture as of the closing.

        CuraGen may be required to pay Celldex a termination fee of $3,500 if the Merger Agreement is terminated under certain circumstances, all as described in the Merger Agreement.

        On May 28, 2009, prior to the execution of the Merger Agreement, CuraGen's Board of Directors approved an amendment (the "Rights Amendment") to the Stockholder Rights Agreement (the "Rights Agreement") dated as of March 27, 2002 between CuraGen and American Stock Transfer & Trust Company, LLC as rights agent, which Rights Amendment renders the Rights Agreement inapplicable to the Merger.

9.     Commitments and Contingencies

        Following the announcement of the proposed acquisition by Celldex of CuraGen, on June 9, 2009, a putative class action complaint, Margaret Capps v. Timothy Shannon, et al., was filed in the Connecticut Superior Court, Judicial District of New Haven. On June 15, 2009, a second putative class action complaint, Cheryl Smith v. CuraGen Corporation, et al., was filed in the Court of Chancery of the State of Delaware.

        Both lawsuits purport to be brought on behalf of all public stockholders of CuraGen, and name CuraGen, all of its directors, Celldex, and Cottrell Merger Sub as defendants. The complaints allege, among other things, that the merger consideration to be paid to CuraGen stockholders in the merger is unfair and undervalues CuraGen. In addition, the complaints allege that CuraGen's directors violated their fiduciary duties by, among other things, failing to maximize stockholder value and failing to engage in a fair sale process. The complaints also allege that CuraGen and Celldex aided and abetted the alleged breach of fiduciary duties by CuraGen's directors. The plaintiffs in both lawsuits also have sought to add claims that CuraGen's directors breached their fiduciary duty of disclosure by making purportedly misleading and incomplete disclosures in the preliminary proxy concerning the merger. The complaints seek, among other relief, an injunction preventing completion of the merger or, if the merger is consummated, rescission of the merger.

        On July 21, 2009, the parties reached an agreement in principle, expressed in a memorandum of understanding, to settle the Capps and Smith actions. Pursuant to the terms of the memorandum, the Company agreed to make certain additional disclosures in the final proxy statement concerning the Celldex-CuraGen merger and, if approved by the court, a payment of $300 for the stockholder plaintiffs' attorney fees and expenses. The settlement is subject to documentation and court approval.

        In accordance with FAS 5, "Accounting for Contingencies", as of June 30, 2009 we have accrued $300 for a payment to plaintiffs' counsel of attorney fees and expenses, if approved by the court.

10.   Seattle Genetics, Inc. Collaboration Agreement

        In June 2004, CuraGen and Seattle Genetics, Inc. ("Seattle Genetics") entered into a collaboration agreement to license Seattle Genetics' proprietary antibody-drug conjugate ("ADC") technology for use with the Company's proprietary antibodies for the potential treatment of cancer. The Company paid an upfront fee of $2,000 for access to the ADC technology for use in one of its proprietary antibody programs. In February 2005, the Company also exercised its option to access Seattle Genetics' ADC technology for use with a second antibody program in exchange for a $1,000 payment. In June 2006, the Company paid a milestone payment for the enrollment of the first patient in the first Phase I clinical trial of CR011-vcMMAE for the treatment of metastatic melanoma. In April 2008, the Company paid a milestone payment for the initiation of a Phase II clinical trial of CR011-vcMMAE. Milestone payments under this collaboration agreement are payable upon the initiation of each phase of clinical trials and upon marketing approval. Under the terms of the agreement, total milestone payments from the initiation of clinical trials through marketing approval will be $14,000 for each antibody-drug conjugate. All milestones were fully expensed at the time of the achievement of the milestone, pursuant to CuraGen's accounting policy for such fees.

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  Exhibit 99.3
CURAGEN CORPORATION CONDENSED BALANCE SHEETS (in thousands, except par value and share data) (unaudited)
CURAGEN CORPORATION CONDENSED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
CURAGEN CORPORATION CONDENSED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
CURAGEN CORPORATION NOTES TO CONDENSED FINANCIAL STATEMENTS (unaudited)